                                                                     EXHIBIT 4.1

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
INCORPORATED UNDER THE LAWS                                      COMMON STOCK
OF THE STATE OF TEXAS
                                                                 PAR VALUE $.01 EACH

NUMBER                                                                          SHARES
D
                                                                 CUSIP 26842V 20 7
THIS CERTIFICATE IS TRANFERABLE IN                               SEE REVERSE FOR CERTAIN RESTRICTIONS ON
NEW YORK, NEW YORK AND CHICAGO, ILLINOIS                         PREEMPTIVE, TRANSFER AND OTHER RIGHTS.


                                           EEX CORPORATION

This is to certify that



is the owner of

                          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

     EEX Corporation, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.
     This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     Witness, the seal of the Corporation and the signatures of its duly authorized officers.

     /s/ T. M Hamilton                                           DATED
                CHAIRMAN AND PRESIDENT
                                                                 COUNTERSIGNED AND REGISTERED:
                                                                         HARRIS TRUST AND SAVINGS BANK
     /s/ J. T. Leary                                                                      TRANSFER AGENT AND REGISTRAR
                TREASURER
                                                                 BY

                                                                                          AUTHORIZED SIGNATURE
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                                EEX CORPORATION

     Article Four of the Restated Articles of Incorporation of the Corporation sets forth (a) the authorized amounts, designations, preferences, limitations and relative rights of each class of capital stock authorized to be issued, (b) a denial to shareholders of preemptive rights to acquire unissued or treasury shares of the Corporation and (c) a denial to shareholders of the right of cumulative voting. In addition, under Article Eight (B) of the Restated Articles of Incorporation and Article XV of the Bylaws, stock transfer, voting, distribution and ownership rights of certain non-United States citizens are restricted and stock may be redeemed by the Corporation in order to satisfy the citizenship or other requirements imposed by laws relating to the oil and gas business of the Corporation. The Corporation will furnish to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office, and there is on file in the office of the Secretary of State of Texas, (i) a full statement of all of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued, (ii) the variations in the relative rights and preferences of the shares of any preferred or special class in series of stock which the Corporation is authorized to issue so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of any subsequent series, (iii) a full statement of the denial of preemptive rights contained in the Articles of Incorporation and (iv) a full statement of the provisions of the Restated Articles of Incorporation, the Bylaws and any resolutions adopted by the Corporation that restrict stock ownership.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between EEX Corporation and Harris Trust Company of New York (the "Rights Agent") dated as of August 29, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a cop of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a cop of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  - as tenants in common
     TEN ENT  - as tenants by the entities
     JT TEN   - as joint tenants with right of survivorship
                and not as tenants in common
     UNIF GIFT MIN ACT  - ________ (Cust) Custodian ________ (Minor)
                          under Uniform Gifts to Minors Act __________(State)

    Additional abbreviations may also be used though not in the above list.


    For value received, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________

________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________
                                          X____________________________________
     NOTICE:                                           (SIGNATURE)
     THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
     WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTI-
     FICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGE-
     MENT OR ANY CHANGE WHATEVER.
                                          X____________________________________
                                                       (SIGNATURE)

                                          _____________________________________
                                          STREET OR P.O. BOX

                                          _____________________________________
                                          CITY         STATE        ZIP CODE

                                          THE SIGNATURE(S) SHOULD BE GUARANTEED
                                          BY AN ELIGIBLE GUARANTOR INSTITUTION
                                          (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                          ASSOCIATIONS AND CREDIT UNIONS WITH
                                          MEMBERSHIP IN AN APPROVED SIGNATURE
                                          GUARANTEE MEDALLION PROGRAM), PURSUANT
                                          TO S.E.C. RULE 17Ad-15.

                                          SIGNATURE(S) GUARANTEED BY: